SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2005

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Florida	001-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434, Suite 100, Longwood, Florida 32779

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (407) 774-1300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01:        Changes in Registrant’s Certifying Accountant

On October 14, 2005, the Registrant engaged Miller, Ellin & Company, LLP as its principal independent accountant and dismissed Sweeney, Gates & Co., the Registrant’s former principal independent accountant. The reports of Sweeney, Gates & Co. for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. However, the opinion did include an explanatory paragraph relating to the company’s ability to continue as a going concern and uncertainties in connection with pending federal and state investigations relating to the Company’s involvement in trading in mutual fund shares by its customers.

The decision to change accountants was approved by the Registrant’s Audit Committee.

During 2004 and 2003, and during the period from January 1, 2005 to October 14, 2005, there were no disagreements with Sweeney, Gates & Co. on accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Sweeney, Gates & Co., would have caused Sweeney, Gates & Co. to make reference to the subject matter of the disagreement in connection with their report.

During the two most recent fiscal years and the subsequent interim period preceding the engagement of Miller, Ellin & Company, LLP, neither the Registrant, nor anyone on its behalf, has consulted Miller, Ellin & Company, LLP regarding: (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements, which consultation resulted in the providing of a written report or oral advice concerning the same to the Registrant that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-B promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-B).

Item 9.01:	Financial Statements and Exhibits

(c)	Exhibits:

16.1	Letter from Sweeney, Gates & Co. dated October 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

EMPIRE FINANCIAL HOLDING COMPANY

By:	/s/ Donald A. Wojnowski Jr.
Donald A. Wojnowski Jr.
President

Dated: October 19, 2005